                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)[X])
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ASHWORTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transactions applies:

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        (2)    Aggregate number of securities to which transactions applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)[X] and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:

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        (2)    Form, schedule or registration statement no.:

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        (3)    Filing party:

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        (4)    Date filed:

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



                                 ASHWORTH, INC.

                             2791 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MARCH 20, 2001


        The annual meeting of stockholders of Ashworth, Inc., a Delaware corporation (the "Company"), will be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Tuesday, March 20, 2001, at 8:30 a.m. local time, to consider and act upon the following matters:

        1. To elect three directors of the Company to serve for the ensuing three years; and

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on February 1, 2001 will be entitled to vote at the meeting or any adjournment thereof. A proxy statement is enclosed; please read it carefully. Proxies are being solicited by the Board of Directors of the Company.

        All stockholders, whether or not you expect to attend the meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you choose to attend the meeting.


                                 By the order of the Board of Directors

                                 /s/ Halina Balys

                                 Halina Balys
                                 Secretary

Carlsbad, California
February 16, 2001

                                 ASHWORTH, INC.

                             2791 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, MARCH 20, 2001


        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ashworth, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Tuesday, March 20, 2001, at 8:30 a.m., local time and at any adjournment thereof. All proxies will be voted in accordance with the stockholder's instructions contained therein. If no choice is specified, proxies will be voted in favor of the election of the nominees named in this proxy statement. The Company anticipates that it will mail this proxy statement and the accompanying proxy to the Company's stockholders on or about February 16, 2001.

        Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the annual meeting by: (i) giving a later dated written revocation of proxy to the Secretary of the Company, (ii) providing a later dated amended proxy to the Secretary of the Company, or (iii) voting in person at the annual meeting. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing this proxy material to stockholders, will be borne by the Company. The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, nominees, and fiduciaries for the cost of forwarding proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons.

SHARES OUTSTANDING AND VOTING RIGHTS

        All voting rights are vested exclusively in the holders of the Company's common stock, $.001 par value per share. Only stockholders of record at the close of business on February 1, 2001 (the record date) are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the record date, the Company had 13,138,850 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the annual meeting, including the election of each director.


VOTES REQUIRED

        Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Only those votes cast "FOR" the election of a director or "WITHHELD" will be counted for purposes of determining the number of votes required to elect the director. If a broker holding stock in a "street name" indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and voting at the annual meeting with respect to the matter (each a "broker non-vote"). Abstentions and broker non-votes will not be counted in the election of a director but will be counted for the purpose of establishing a quorum.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 31, 2000 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of common stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Each person listed below has sole voting power and sole investment powers with respect to shares shown as owned by him or her. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

--------------------------------------------------------------------------------

                                                                                               Percent
Name and Address(1)                             Shares        Options(2)          Total        Owned(3)
--------------------                          ---------        ---------        ---------     ---------
                                                 (#)              (#)              (#)           (%)
Stephen Bartolin, Jr.                             3,100           27,500           30,600          *
Stephen G. Carpenter                              5,000           15,000           20,000          *
Suzan L. Chauvel                                      0            8,750            8,750          *
Andre P. Gambucci                                24,000           55,000           79,000          *
John M. Hanson, Jr.                              14,500           63,750           78,250          *
H. Michael Hecht                                  3,000           16,250           19,250          *
Randall L. Herrel, Sr.                           11,500          466,094          477,594        3.5
Nicoletta Larucci-Miele                               0           41,667           41,667
James W. Nantz, III                              50,000          207,500          257,500        1.9
Terence W. Tsang                                  2,000           30,000           32,000          *
Anthony Wilkinson                                     0            5,000            5,000

All executive officers and
  directors as a group (11 persons)             113,100          936,511        1,049,611        7.5

Fred Couples                                    368,000        1,000,000        1,368,000        9.7
  1851 Alexander Bell Drive, Suite 410
  Reston, VA 22091

Dimensional Fund Advisors Inc.(4)             1,058,000                0        1,058,000        8.1
  1299 Ocean Avenue
  Santa Monica, CA 90401

Seidensticker (Overseas) Limited              1,000,000                0        1,000,000        7.6
  Room 728, Ocean Center
  5 Canton Road
  Tsimshatsui
  Kowloon, Hong Kong

YGM Trading Ltd.                                667,800                0          667,800        5.1
  22 Tai Yau Street
  San Po Kong
  Kowloon, Hong Kong

--------------------------------------------------------------------------------

*    Less than one percent.

(1) Unless otherwise indicated, the address for each stockholder is the same as the address of the Company.

(2) Represents shares of common stock that may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of December 31, 2000.

(3) Applicable percentage of ownership is based on approximately 13,116,373 shares of common stock outstanding as of December 31, 2000, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after December 31, 2000 are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(4) Dimensional Fund Advisors has sole voting and investment discretion over 1,058,000 shares and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.


                                   PROPOSAL I

        ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes with staggered three-year terms. The Company's certificate of incorporation provides for three classes of directors, each consisting of approximately one-third of the total number of directors. The Company currently has two Class I directors, three Class II directors, and two Class III directors, whose terms will expire, respectively, at the 2003, 2001, and 2002 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or their earlier death, resignation, or removal). At each annual meeting of stockholders, directors are elected for terms of three years to succeed those directors whose terms then expire. The Class II directors elected at the 2001 annual meeting of stockholders will serve until the 2004 annual meeting of stockholders (subject to the election and qualification of their successors or their earlier death, resignation, or removal).

        THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO ELECT STEPHEN G. CARPENTER, ANDRE P. GAMBUCCI AND JAMES W. NANTZ, III AS CLASS II DIRECTORS, UNLESS THE AUTHORITY TO VOTE FOR THEIR ELECTION IS WITHHELD BY MARKING THE PROXY TO THAT EFFECT. Messrs. Carpenter, Gambucci and Nantz are currently Class II directors and have indicated their willingness to serve if elected. However, if they are unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        The table on the following page sets forth, for the Class II nominees and for each director whose term continues after the annual meeting, his name and age, his positions and offices with the Company, his principal occupation and business experience for the past five years, the names of any other companies for which he is a director, the year his services as a director of the Company began, and the year his term as a director of the Company will expire.

                        DIRECTORS AND EXECUTIVE OFFICERS
DIRECTORS OF THE COMPANY:

----------------------------------------------------------------------------------------------------------
                                          NAME, AGE,                               DIRECTOR        TERM
                            BUSINESS EXPERIENCE AND DIRECTORSHIPS                   SINCE        EXPIRES
----------------------------------------------------------------------------------------------------------
NOMINEES FOR CLASS II DIRECTORS:
Stephen G. Carpenter, age 61                                                        1999         2001
        Mr. Carpenter was a banker for 36 years. Most recently he was with
        California United Bank and served as Chairman and CEO from 1994 to 1998 and CEO from 1992 to 1994. Prior to that, Mr. Carpenter served as Vice
        Chairman of Security Pacific Bank for three years. He also served as a
        Director of the Los Angeles Board of the Federal Reserve Bank of San
        Francisco.

Andre P. Gambucci, age 71                                                           1991         2001
        Mr. Gambucci was a Senior Vice-President and Director of Marketing of
        Acordia of Colorado, a general insurance agency and insurance brokerage firm in Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired. He is now a consultant for Acordia National.

James W. Nantz, III, age 41                                                         1998         2001
        Mr. Nantz has been a television commentator for CBS Sports since 1985, serving as the anchor of CBS Golf Coverage, including The Masters and
        PGA Championship, and anchor of The NFL Today. He also serves as the play-by-play voice of college basketball's Final Four.

CONTINUING DIRECTORS:
                               CLASS III DIRECTORS

Stephen Bartolin, Jr., age 49                                                       1998         2002
        Mr. Bartolin has been President & CEO of the Five-Star, Five-Diamond
        Broadmoor Hotel in Colorado Springs, Colorado from 1991 to the present.
        He is also President & CEO of the Manitou and Pikes Peak Cog Railway
        Company, the Cog Land and Development Company, and the Broadmoor Golf
        Club, Inc.

H. Michael Hecht, age 61                                                            1999         2002
        Mr. Hecht is an advisor to businesses on product, marketing, distribution and sourcing strategies. From 1996 to 1999 he was President of Dickson Trading North America, an investment company. From 1994 to
        1996 he was President and CEO of Builders Emporium. From 1991 to 1994 he
        was President of Carter Hawley Hale, a department store company and
        President and CEO of Broadway Department stores from 1984 to 1991. He currently serves on the Board of Directors of Monrovia Nurseries, a publicly held company. He has previously served on the Board of
        Directors of Carter Hawley Hale Stores, Inc., House of Fabrics, Edison
        Brothers Stores, Inc. and Applause, Inc.

                                CLASS I DIRECTORS

John M. Hanson, Jr., age 60                                                         1994         2003
        Mr. Hanson is a certified public accountant. He was a stockholder and officer of the accounting firm Hanson & Company from 1968 until December
        31, 1999, at which time he semi-retired. He now practices as a tax specialist for a limited number of clients.

Randall L. Herrel, Sr., age 50                                                      1996         2003
        Mr. Herrel has been a Director, President, and the Chief Executive
        Officer of the Company since December 1996. From 1994 to 1996, Mr.
        Herrel served as President and Chief Operating Officer of Quiksilver,
        Inc., a young men's and women's apparel company in Huntington Beach,
        California. Mr. Herrel joined Quiksilver in June 1989 and also served at various times as Chief Financial Officer, Treasurer and Secretary.

--------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has a standing audit committee and compensation committee. The Company does not have a standing nominating committee. The audit committee assists the Board of Directors by reviewing the financial information disclosure, the internal controls established by management and the external audit process; the audit committee is composed of Messrs. Hanson, chairman, Bartolin and Gambucci. All of the members of the audit committee are independent directors. The compensation committee recommends to the Board of Directors the compensation for executive officers and has the authority to administer the Company's Stock Option Plans. This committee is composed of Messrs. Hecht, chairman, Bartolin and Carpenter. During fiscal year 2000, the Board of Directors met in person five times, held one telephonic meeting and took action five times by written consent in lieu of a meeting. The audit committee met three times, and the compensation committee met twice during the last fiscal year. During the last fiscal year, each of the directors attended at least 75% of the aggregate number of the Board of Directors meetings and meetings of the committees on which they served. The audit committee has adopted a written charter which is included as Appendix A to this proxy statement.

FEES PAID TO INDEPENDENT AUDITORS

        Set forth below are the aggregate fees billed for professional services rendered to the Company by its independent auditors for fiscal 2000.

Audit Fees                                  $120,153
Financial Information Systems Design
  and Implementation Fees                          0
All Other Fees:
  Tax Services                               100,183
  Statutory Audits                            14,500
  Other                                       17,824
                                            --------
      Total All Other                        132,507
                                            --------
  Total Fees                                $252,660
                                            ========

REPORT OF THE AUDIT COMMITTEE

        The audit committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

        In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the audit committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended October 31, 2000, for filing with the Securities and Exchange Commission.

                               THIS REPORT WAS SUBMITTED BY
                               THE AUDIT COMMITTEE
                               JOHN M. HANSON, JR., CHAIRMAN
                               STEPHEN BARTOLIN, JR.
                               ANDRE P. GAMBUCCI


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Hecht, Bartolin and Carpenter are not current or former officers or employees of Ashworth, Inc. There are no compensation committee interlocks between Ashworth, Inc. and other entities involving Ashworth's executive officers and board members who serve as executive officers or board members of the other entities.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the Board of Directors is composed of Messrs. Hecht, chairman, Bartolin and Carpenter, and has the authority to administer the Company's executive compensation programs, including the Company's stock incentive plans. In fiscal 2000, the compensation committee retained the services of an executive compensation consulting firm to review the Company's executive compensation philosophy. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company's executive officers with those of its stockholders.

Executive Compensation Programs

        The Company's executive compensation is based on aligning the interests of the Company's executives with the Company's stockholders. Executive compensation consists of three components, Base Salary, Bonus and Stock Option Grants. Each piece of the compensation package and its rationale is outlined below.

Base Salary (Cash Compensation):

        The Company strives to compensate its executives within the 75th percentile of that position's industry standard. The base salary for each position is reviewed annually and adjusted based on each individual executive's performance. Keeping base salary competitive with industry standard helps to ensure executive retention.

Bonus (Cash Compensation):

        The Company's Bonus Program is designed to reward its executives for the Company's overall performance as well as their individual performance within their division of the Company. As in Base Salary, the Company strives to reward its executives with a bonus award within the 75th percentile of that position's industry standard.

Stock Option Grants:

        Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. The objective of stock option grants is to align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company's stock appreciates in value.

        In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed by each executive in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants made to other executives in the industry holding comparable positions as well as the executive's position within the Company. It is the Company's practice to fix the price of the options at the fair market value on the date of the grant, thereby making the executive's value realized tied directly to gains realized by the stockholders.


Chief Executive Officer Compensation

        Mr. Herrel's employment contract provides for a base salary of no less than $325,000 and permits increases in salary, the grant of stock options and the awarding of a cash bonus at the discretion of the Compensation Committee. In determining Mr. Herrel's total compensation for fiscal 2000, the Compensation Committee considered the Company's overall performance, as measured by sales revenue, profitability, earnings per share and share valuation. After considering these indicia of performance, in December 2000 the Compensation Committee voted to increase Mr. Herrel's salary for fiscal 2001 to $375,000 and awarded him an option to purchase 84,500 shares of stock as well as a cash bonus of $169,000. In fiscal 1999, Mr. Herrel did not receive an increase in base compensation nor was he awarded any stock options or bonus, due primarily to the decline in earnings in fiscal 1999. In fiscal 1998, Mr. Herrel was granted an increase in base compensation, from $325,000 to $338,000 and was awarded an option to purchase 60,000 shares of stock, primarily due to an increase in sales revenues. Because fiscal 1998 earnings per share were lower than target figures, no cash bonus was awarded. Despite lower than expected earnings in fiscal 1998, the Compensation Committee and the Board of Directors felt that it was important to reward Mr. Herrel for his significant contributions to the Company and to increase his equity stake in the Company, further aligning his interests with those of the Company's stockholders.

                              THIS REPORT WAS SUBMITTED BY
                              THE COMPENSATION COMMITTEE
                              H. MICHAEL HECHT, CHAIRMAN
                              STEPHEN BARTOLIN, JR.
                              STEPHEN G. CARPENTER


COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company each receive annual compensation of $15,000 plus $1,250 for attendance at each board meeting. These directors also receive an annual grant of an option to purchase 10,000 shares of the Company's common stock, vesting quarterly at 2,500 shares for each quarter during which they serve or served as directors. Each director who serves or served as a committee chairman receives an additional annual grant of an option to purchase 5,000 shares. All directors receive reimbursement of expenses for attendance at each board meeting and an annual $1,000 allowance for Ashworth apparel. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

EXECUTIVE OFFICERS:

        Set forth below are the names of the persons who served as executive officers of the Company during fiscal 2000, other than Randall L. Herrel, Sr., whose position and business background are described above.

Terence W. Tsang, age 39, Executive Vice-President, Chief Operating Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer
        Mr. Tsang has served as Senior Vice-President-Finance, Treasurer, and Chief Financial Officer since March 1999, when he joined the Company. He has served as Chief Accounting Officer since June 1999 and as Executive Vice-President and Chief Operating Officer since December 2000. Prior to joining the Company he served as interim CFO, Vice-President of Finance, Corporate Controller and Treasurer of Guess?, Inc. from 1993 to 1999.

Suzan L. Chauvel, age 49, Chief Marketing Officer
        Ms. Chauvel has served as Chief Marketing Officer since June 1999 when she joined the Company. Prior to joining the Company she was Executive Vice-President of apparel manufacturer Ocean Pacific from 1985 to 1992, and thereafter was President of PopEye Chauvel, a marketing firm specializing in global branding with clients like Calvin Klein, Pepsi, Disney and Procter & Gamble from 1992 to 1999.

Nicoletta Larucci-Miele, age 34, Vice-President -- Design
        Ms. Larucci-Miele has served as Vice-President of Design since May 1997 when she joined the Company. Prior to joining the Company she served as Design Director at Izod Club from 1994 to 1997 and at Gant Sportswear from 1991 to 1994.

Anthony Wilkinson, age 39, Managing Director, Ashworth U.K., Ltd.
        Mr. Wilkinson has served as Managing Director since April 1999 when he joined Ashworth U.K. Ltd. Prior to joining Ashworth he worked as Golf Director for Dunlop Slazenger Group from 1995 to 1999 and was Golf General Manager for Rebook from 1991 to 1995, responsible for the European launch of the Greg Norman Collection.

                             EXECUTIVE COMPENSATION

        The following information sets forth the executive compensation for the Company's Chief Executive Officer during fiscal 2000, and for each of the four most highly compensated executive officers other than the Chief Executive Officer during fiscal 2000.


--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                  ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                                                                 AWARDS             PAYOUTS
                                                                               SECURITIES          LONG-TERM
NAME                                                                           UNDERLYING        INCENTIVE PLAN    ALL OTHER
AND PRINCIPAL POSITION          YEAR            SALARY            BONUS          OPTIONS            PAYOUTS      COMPENSATION
----------------------          ----            ------            -----        ----------        --------------  ------------
                                                  ($)              ($)            (#)                                 ($)
Randall L. Herrel, Sr.          2000           340,600(4)        169,000              0(5)              0          4,209(9)
Chief Executive Officer         1999           338,000                 0              0                 0          4,209
                                1998           338,000                 0         60,000                 0          2,100

Terence W. Tsang,               2000           209,077           110,000         60,000(6)              0              0
Executive Vice-President        1999(1)        119,000             5,000         60,000                 0              0
                                1998                 0                 0              0                 0              0

Suzan L. Chauvel                2000           155,308            16,250         10,000(7)              0              0
Chief Marketing Officer         1999(2)         57,000                 0         35,000                 0              0
                                1998                 0                 0              0                 0              0

Nicoletta Larucci-Miele         2000           177,741            18,850         35,000(8)              0              0
Vice President --               1999           150,800            30,000              0                 0              0
Design                          1998           146,454                 0         20,000                 0              0

Anthony Wilkinson               2000           127,688                 0              0                 0              0
Managing Director -             1999(3)         72,188                 0         15,000                 0              0
Ashworth U.K., Ltd.             1998                 0                 0              0                 0


(1)  Mr. Tsang joined the Company on March 15, 1999.

(2)  Ms. Chauvel joined the Company on June 1, 1999.

(3)  Mr. Wilkinson joined the Company on April 1, 1999.

(4) Includes compensation for additional work days due to fiscal 2000 leap year.

(5) Does not include option to purchase 84,500 shares granted on December 11, 2000.

(6) Does not include option to purchase 50,000 shares granted on December 11, 2000.

(7) Does not include option to purchase 15,000 shares granted on December 11, 2000.

(8) Does not include option to purchase 15,080 shares granted on December 11, 2000.

(9) Includes $1,138 premium payment made for life insurance and $3,071 premium for disability insurance.

FISCAL 2000 STOCK OPTION GRANTS

         The following table provides information regarding stock options granted under the Company's stock option plans for fiscal 2000 to the executive officers named in the Summary Compensation Table.


-----------------------------------------------------------------------------------------------------------
                                               INDIVIDUAL GRANT                      POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                     RATE OF STOCK PRICE
                                                                                       APPRECIATION FOR
                                                                                         OPTION TERM
-----------------------------------------------------------------------------------------------------------
                               NUMBER OF    % OF TOTAL
                              SECURITIES     OPTIONS
                              UNDERLYING    GRANTED TO    EXERCISE
                               OPTIONS     EMPLOYEES IN   OR BASE     EXPIRATION
NAME                           GRANTED      FISCAL YEAR    PRICE        DATE(1)         5%            10%
                               ------        -------     --------      --------      --------      --------
                                 (#)                      ($/sh)
                               ------        -------     --------      --------      --------      --------
Randall L. Herrel, Sr               0           0.0
Terence W. Tsang               30,000                    $ 4.1560      11/01/07      $ 59,529      $142,583
                               30,000          17.5        4.2500      05/31/10        80,184       203,202
Suzan L. Chauvel               10,000           2.9        4.2500      05/31/10        26,728        67,734
Nicoletta Larucci-Miele        20,000                      4.1560      11/01/07        39,686        95,055
                               15,000          10.2        4.2500      05/31/10        40,092       101,601
Anthony Wilkinson                   0           0.0

--------------------------------------------------------------------------------

        (1) Options expiring on 11/01/07 vest and become exercisable one third each on 11/01/00, 11/01/01 and 11/01/02; options expiring on 05/31/10 vest and become exercisable one third each on 05/31/01, 5/31/02 and 5/31/03.

--------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

--------------------------------------------------------------------------------

                                                           NUMBER OF SECURITIES           VALUE OF
                                                                UNDERLYING               UNEXERCISED
                                                               UNEXERCISED               IN-THE-MONEY
                                 SHARES                      OPTIONS AT FY-END         OPTION AT FY-END
                                ACQUIRED      VALUE            EXERCISABLE/              EXERCISABLE/
NAME                          ON EXERCISE    REALIZED        UNEXERCISABLE              UNEXERCISABLE
----                          -----------    --------      --------------------        ----------------
                                  (#)          ($)                 (#)                       ($)
Randall L. Herrel, Sr              0            0            446,094/20,000               2,485,040/0
Terence W. Tsang                   0            0            20,000/100,000            80,626/413,432
Suzan L. Chauvel                   0            0              8,750/36,250            42,656/170,469
Nicoletta Larucci-Miele            0            0             28,334/41,666                 0/146,870
Anthony Wilkinson                  0            0              5,000/10,000             17,500/35,000

--------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

        In fiscal year 2000, the Company had an executive employment agreement with Randall L. Herrel, Sr. The Company also had offers of employment agreements with Terence W. Tsang, Suzan L. Chauvel, Nicoletta Larucci-Miele and Anthony Wilkinson. In the first quarter of fiscal year 2001, the Company entered into a change in control agreement with Mr. Tsang and revised the change in control provisions of Mr. Herrel's executive employment agreement.

Agreement with Mr. Herrel

        The executive employment agreement with Mr. Herrel provides for at-will employment with an annual base salary of no less than $325,000, a severance provision, and bonuses to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company's financial success and progress. The agreement with Mr. Herrel provides for severance payments upon termination of employment under specific circumstances, such payments ranging from one-half to two times his then annual base salary. The change in control provisions of Mr. Herrel's executive employment agreement were modified and separated from this agreement during the first quarter of fiscal 2001. Severance payments otherwise due to Mr. Herrel pursuant to his executive employment agreement in connection with a change in control of the Company are now determined by the separate change in control agreement, described below. The Company maintains a life insurance policy for $1,000,000, the beneficiary of which may be named by Mr. Herrel.

Offer of Employment Agreement with Mr. Tsang

        The offer of employment agreement with Mr. Tsang provides for at-will employment with an annual base salary of no less than $200,000. The agreement also provides for a starting bonus of $5,000 and initial options to purchase 60,000 shares of the Company's common stock. The agreement with Mr. Tsang includes severance payments upon termination of employment under specific circumstances. Payment of severance benefits under Mr. Tsang's change in control agreement (described below) would be made in lieu of any severance payments Mr. Tsang might otherwise be entitled to under provisions in this offer of employment agreement.

Offer of Employment Agreement with Ms. Chauvel

        The offer of employment agreement with Ms. Chauvel provides for at-will employment with an annual salary of no less than $150,000. The agreement also provides for initial options to purchase 35,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals. The agreement with Ms. Chauvel includes severance payments upon termination of employment under specific circumstances.

Offer of Employment Agreement with Ms. Larucci-Miele

        The offer of employment agreement with Ms. Larucci-Miele provides for at-will employment with an annual salary of no less than $145,000. The agreement also provides for a starting bonus of $5,000 and initial options to purchase 15,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals.

Offer of Employment Agreement with Mr. Wilkinson

        The offer of employment agreement with Mr. Wilkinson provides for at-will employment with an annual salary no less than $121,875, assuming a conversion rate of 1.5 U.S. dollars to 1 British pound. The agreement also provides for initial options to purchase 15,000 shares of the Company's common stock as well as the opportunity to earn a bonus based on reaching certain performance-related goals. The agreement with Mr. Wilkinson includes severance payments upon termination of employment under specific circumstances.

Change in Control Agreements with Mr. Herrel and Mr. Tsang

        The Company has entered into change in control agreements with each of Messrs. Herrel and Tsang. Each change in control agreement provides for severance payments and additional benefits to the executive in certain circumstances; Messrs. Herrel and Tsang may otherwise be entitled to severance payments in circumstances not involving a change in control of the Company, pursuant to their individual employment agreements, described above. If within three years following a change in control the executive's employment is terminated on a basis other than (a) voluntarily by the executive (except, in certain circumstances, following a material change in the terms or responsibilities of his employment), (b) the executive's death or disability, or
(c) termination for cause, then the executive shall be paid a severance payment equal to two times (x) his highest annual salary rate for the three year period ending on the date of his termination and (y) a "bonus increment" equal to the annualized average of all bonuses and incentive compensation payments paid to the executive under all of the Company's bonus and incentive compensation plans or arrangements during the two year period ending immediately before his employment termination. If the executive's employment is terminated and he is entitled to payment under the change in control agreement, all unvested stock options held by the executive shall immediately become fully vested and exercisable and the executive and his family shall be entitled to continued coverage under the Company's medical, dental, life insurance and disability insurance programs for a period of two years at no cost to the executive. In addition, the Company shall make any additional tax gross-up payment to the executive as may be necessary to reimburse the executive for any federal or state excise tax liability with respect to any severance payment, other benefit or tax gross-up payment made under the change in control agreement.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company's common stock over a five-year period with the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the stocks of companies in the same Standard Industrial Classification as the Company (SIC 2300-2399). The graph assumes that $100.00 was invested on October 31, 1995 in the Company's common stock and each index and that all dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

--------------------------------------------------------------------------------

                                            10/31/95      10/30/96     10/29/97      10/31/98     10/31/99      10/31/00
                                            --------      --------     --------      --------     --------      --------
Ashworth, Inc.                              100.00         96.30        147.22         94.44         62.04        109.26
Nasdaq Stock Market
(U.S. Companies)                            100.00        117.43        153.90        174.02        287.23        337.82
Industry Index
  Apparel & other finished
  products--fabrics & like materials        100.00        108.07        114.70         96.05         61.63         35.85

--------------------------------------------------------------------------------






                               [PERFORMANCE GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has a promotion agreement with Fred Couples who owns of record or beneficially more than 5% of the Company's common stock. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products through fiscal 2011. The Company has agreed to compensate Mr. Couples for these services in the form of an annual payment of $1,157,000 until November 1, 2004, at which time the Company will pay Mr. Couples $1,000,000 annually until November 1, 2010. In addition, Mr. Couples has the right to earn a $100,000 annual cash bonus commencing on January 5, 2001 and continuing until January 5, 2005.


                       SELECTION OF INDEPENDENT AUDITORS

        The independent public accounting firm of KPMG LLP audited the financial statements of the Company for the period ended October 31, 2000. The Board of Directors has appointed KPMG LLP as the Company's independent public accounting firm to audit the financial statements for the period ending October 31, 2001. A representative of KPMG LLP is expected to be present at the annual meeting and available to respond to appropriate questions. This representative from KPMG LLP will have an opportunity to make a statement if he or she so desires.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the rules promulgated thereunder and the requirements of the National Association of Securities Dealers, officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

        Based solely on its review of the copies of such reports received by it during or with respect to the year ended October 31, 2000 and/or written representations from such reporting persons, the Company believes that its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that each of the Company's directors, Terence W. Tsang and Suzan L. Chauvel failed to timely file a Form 5 reporting options granted during the fiscal year. In addition, in one instance each, Messrs. Herrel and Hecht did not timely file a Form 4 reporting a purchase during the fiscal year. Each of Messrs. Herrel and Hecht has now reported such purchase in a Form 5 filing. In all instances, such late filings were inadvertent.

                                 OTHER BUSINESS

        Pursuant to the Company bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered to the Secretary of the Company at the Company's principal executive offices not later than the 90th day nor earlier than the 120th day prior to the annual meeting; provided, however, that in the event that less than 95 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, to be timely notice by the stockholder must be delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. If such stockholder proposal is for a nominee for director, such stockholder's notice must set forth with respect to such director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the Securities and Exchange Commission; for any stockholder proposal, the notice must comply with Section 7 of Article II of the Company's bylaws (a copy of which is available upon request to the Secretary of the Company). As of the date of this proxy statement, management of the Company was not aware of any other matters to be presented at the annual meeting other than as set forth herein. However, if any other matters are properly brought before the annual meeting, the shares represented by valid proxies will be voted with respect to such matters in the discretion of the designated proxies. An affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting is necessary to approve any such matters.



                                  ANNUAL REPORT

        The Company's annual report to stockholders for the fiscal year ended October 31, 2000, including audited financial statements, accompanies this proxy statement. Copies of the Company's annual report on Form 10-K for the fiscal year ended October 31, 2000 (without exhibits) are available from the Company without charge upon written request of a stockholder. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN MARCH 2002

        Any stockholders intending to present a proposal at the Company's annual meeting of stockholders to be held in March 2002, must deliver the proposal to the Secretary of the Company no later than October 19, 2001, in order to have the proposal considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                    By the order of the Board of Directors

                                    /s/Halina Balys

                                    Halina Balys
                                    Secretary


Carlsbad, California
February 16, 2001

                                                                      APPENDIX A

                      ASHWORTH INC. AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY:

There shall be a committee of the Board of Directors of Ashworth, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee is designated by and reports to the Board of Directors. The Audit Committee's purpose is to assist the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders and investment community by reviewing the financial information that will be published, the system of internal controls established by management and the Board of Directors and the internal and external audit processes. The Audit Committee is the Board of Director's principal agent in assuring the independence and objectivity of the Company's independent public accountants, the integrity of management, the appropriateness of accounting policies and procedures and the adequacy of disclosure to stockholders.

ORGANIZATION:

The Audit Committee shall be comprised of at least 3 members appointed by the Board of Directors. The Board of Directors shall appoint a member of the Audit Committee as its Chairman and will be responsible for the overall activities of the Audit Committee. Each member of the Audit Committee shall be an "independent" director of the Company. For purposes of this charter, "independent" shall mean a director who meets the definition "independence" established by the National Association of Securities Dealers, Inc. ("NASD"). Each member of the Audit Committee must be financially literate and at least one member shall have accounting or related management expertise, both as provided in the NASD rules.

AUTHORITY:

The Audit Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee. The Audit Committee is empowered to retain persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibilities.

RESPONSIBILITIES:

In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions and to assure the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements of the Securities and Exchange Commission ("SEC"), the NASD and generally accepted accounting principles and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

I. Review and recommend to the Board of Directors the selection and retention of independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, or the termination of such independent auditors;

II. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors. The Audit Committee will also review and approve the estimated cost of the annual audit and the level and scope of non-audit services provided by independent auditors;

III. Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and make or review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

IV. Review the need for an internal audit function. The independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors should be considered;

V. Review recommendations and findings of the internal auditors (if any) to assure that appropriate actions are taken by management;

VI. Prior to issuance, review the financial statements contained in the Company's Annual Report to Stockholders with management and the independent auditors to determine that management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any material changes in accounting principles should be reviewed;

VII. Review with management and the independent auditor, as deemed necessary, the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q;

VIII. Recommend to the Board of Directors whether, based on the review and discussions described in the paragraphs above, the financial statements should be included in the Annual Report on Form 10-K;

IX. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in the meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors receive during the course of the audit;

X. Conduct an appropriate review of all related party transactions and review potential conflict of interest situations where appropriate;

XI. Review accounting and financial management succession planning within the Company;

XII. Ensure that the Company has the appropriate systems and processes in place to be sure that

        1) the Company is in compliance with all applicable laws and regulations, including those of the SEC and NASD and

        2) to prevent and detect any potential violations;

XIII. Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each committee meeting with, the Board of Directors;

XIV. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate;

XV. Report to the Board of Directors the results of its review and make such recommendations, as it may deem appropriate;

XVI. Review with the independent auditor (annually) a written statement, required by Independence Standard Board Standard No. 1, delineating all relationships between the auditor and the Company and actively engage in dialogue with the auditor with respect to any disclosed relationships or services that may impact upon the objectivity and independence of the auditor and for taking, or recommending the full Board of Directors to take appropriate action to oversee the independence of the outside auditor; and

XVII. Review the adequacy of the Audit Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.


MEETINGS:

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgement, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditor at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings and shall make such reports to stockholders as are required by applicable regulations or as are deemed advisable in the Committee's judgement. The majority of the members of the Audit Committee shall constitute a quorum.

The Audit Committee represents and advises the full Board of Directors in performing some of its oversight responsibilities, but does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

PROXY                                                                      PROXY
                                 ASHWORTH, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randall L. Herrel, Sr. and Terence W. Tsang, and each of them individually, as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Ashworth, Inc., held by the undersigned on February 1, 2001, at the annual meeting of stockholders to be held on Tuesday, March 20, 2001, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.


                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

1.   ELECT THREE DIRECTORS TO SERVE UNTIL THE            For       Withheld     For All
     ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN        All         All        Except
     THE YEAR 2004 AND UNTIL SUCCESSORS HAVE BEEN        [ ]         [ ]          [ ]
     DULY ELECTED AND QUALIFIED.                                                        -------------------------
                                                                                        Nominee Exception

     STEPHEN G. CARPENTER; ANDRE P. GAMBUCCI;
     JAMES W. NANTZ, III

                                                                               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
2.   TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY                              THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
     COME BEFORE THE MEETING OR ANY ADJOURNMENT                                STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
     THEREOF.                                                                  WILL BE VOTED FOR THE ELECTION OF STEPHEN G.
                                                                               CARPENTER, ANDRE P. GAMBUCCI AND JAMES W. NANTZ,
                                                                               III AS DIRECTORS.

                                                                               THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH
                                                                               RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE
                                                                               TIME OF THE MAILING OF THE NOTICE OF ANNUAL
                                                                               MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                                                               The undersigned hereby acknowledges receipt of the
                                                                               Notice of Annual Meeting of Stockholders and Proxy
                                                                               Statement furnished herewith and directs that his
                                                                               or her votes be cast by the above named proxies in
                                                                               the manner directed herein.

                                                                               Dated:                         , 2001
                                                                                    ------------------------

                                                                               --------------------------------------------------
                                                                               Signatures(s) of Stockholder(s)
PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED
PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL
NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU                                 Signature should agree with the name(s) printed
ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER                                hereon. Executors, administrators, trustees,
DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY                             guardians and attorneys should so indicate when
OF THE ISSUES SET FORTH ABOVE.                                                 signing. Attorneys should submit powers of
                                                                               attorney.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE